Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-196154 on Form S-8 pertaining to KonaRed Corporation’s Flexible Stock Option Plan, of our report dated March 17, 2014, relating to KonaRed Corporation’s financial statements appearing in Form 10-K for the year ended December 31, 2013.

/s/ Anton & Chia, LLP

Newport Beach, California
April 10, 2015